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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM  8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 28, 1995



                        AMATI COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



          0-4187                                  94-1675494
(Commission File Number)                (IRS Employer Identification No.)

     3801 Zanker Road, P.O. Box 5143, San Jose, California 95150
    (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code: (408) 433-3300


                                ICOT CORPORATION
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Pursuant to the Amended and Restated Agreement and Plan of Reorganization dated August 3, 1995 as amended on October 6, 1995 (the "Agreement"), by and among Amati Communications Corporation (formerly, ICOT Corporation) a Delaware corporation, (the "Registrant"), Amati Communications Corporation, a California corporation ("Old Amati") and IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Registrant ("IAAC"), Old Amati was acquired by the Registrant through a merger of Old Amati with and into IAAC (the "Merger"). An Agreement of Merger by and among the Registrant, Old Amati and IAAC was filed with the Secretary of State of the State of California on November 28, 1995 (the "Effective Time").

          At the Effective Time, outstanding shares of Old Amati capital stock converted into 4,654,567 shares of Registrant's Common Stock (the "Outstanding Shares") and outstanding options to purchase 338,868 shares of Old Amati's Common Stock converted into options to purchase 2,134,357 shares of the Registrant's Common Stock (the "Option Shares" and collectively with the Outstanding Shares the "Shares"). Of the Shares, 1,050,000 are being held in escrow relating to Old Amati's indemnification obligations under the Agreement, and will be released to the former Old Amati stockholders one year from the Effective Time. In addition, the Registrant issued warrants to purchase 543,071 shares of its Common Stock to the holders of Amati warrants who did not exercise their warrants prior to the Effective Time and has agreed to issue, within one month of the Effective Time, options to purchase 1,616,411 shares of the Registrant's Common Stock to certain employees of Old Amati.

          In arriving at the exchange ratio for the Merger, the Registrant considered such factors as (i) the Registrant's desire to develop new technology for business growth and to lessen its dependence on International Business Machines Corporation as its principal customer, (ii) the Registrant's enhanced opportunity to work with a leading-edge technology and to develop and bring to market new products in an emerging marketplace, (iii) the Registrant's desire to gain access to Old Amati's discrete multi-tone technology (the "DMT Technology"), (iv) the long-term opportunity to increase the Registrant's revenues by providing products for the evolving multimedia market, and (v) the ability of the Registrant's stockholders to participate in the growth opportunities of the combined company. The factors considered by the Registrant are discussed in greater detail in the Registration Statement on Form S-4
(No. 33-62023) filed on August 23, 1995, as amended (the "Form S-4") and the undersigned hereby refers to and incorporates herein by reference the more detailed discussion of such factors.

          Old Amati develops telecommunications transmission products utilizing the DMT Technology to provide high-speed

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digital video, voice and data transmissions over unconditioned copper wire or coaxial cable.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a) The financial information required pursuant to Item 7(a)(1) of Form 8-K is not available at this time. Such financial information will be filed as promptly as practicable, but not later than 60 days after the filing of this Report on Form 8-K.

          (b)  The pro forma financial information required pursuant to Item
               7(b)(1) of Form 8-K is not   available at this time.  Such pro
               forma financial information will be filed as promptly as practicable, but not later than 60 days after the filing of this Report on Form 8-K.

          (c)  Exhibits

               2.1 Amended and Restated Agreement and Plan of Reorganization dated August 3, 1995 (incorporated by reference to Appendix A to the Form S-4).

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          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

                              AMATI COMMUNICATIONS CORPORATION


Date:  December 12, 1995      By:  /s/ James E. Steenbergen
                                   ------------------------------------------
                                   James E. Steenbergen, President and Chief
                                   Executive Officer

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